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                                                                   EXHIBIT 10.48
                   CORSAIR CONFIDENTIAL DISCLOSURE AGREEMENT


     This Agreement is made and entered into as of the Effective Date below by and between the Parties,

          Corsair Communications, Inc., a Delaware corporation having a place of business at 3408 Hillview Avenue, Palo Alto, California 94304

     and

          Company identified by name and address below.

     A. The Parties intend to disclose to each other Confidential Information relating to wireless technology, products and business for the purpose of evaluating entering into a further business relationship between the parties.

     B. The Parties define "Confidential Information" as all information which is disclosed by one of the Parties (Disclosing Party) to the other one of the Parties (Receiving Party).

          Confidential Information includes but is not limited to confidential and proprietary know-how, formula, processes, software and other works (in any form), designs, drawings, machines, structures, inventions (whether patentable or not), finances, customer, marketing, research and development information.

     C. The Parties define an "Authorized Person" for a Receiving Party as any officer, employee or consultant of such Receiving Party (including subsidiaries thereof) that has a need to receive Confidential Information of the Disclosing Party in connection with carrying out the purpose of this Agreement.

     The Parties agree as follows:

     1.   Each Party, as a Receiving Party, shall,

          1.1 keep the Confidential Information received from the Disclosing Party in confidence and prevent disclosure of such Confidential Information to anyone other than an Authorized person

and
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          1.2  use the Confidential Information received from the Disclosing
Party only for carrying out the purpose of this Agreement and not use such confidential Information for other benefits of the Receiving Party.

     2. Notwithstanding anything else in this Agreement, a Receiving Party shall have no obligation under this Agreement with regard to:

          2.1 any information in the public domain at the time of disclosure to the Receiving Party or which thereafter falls into the public domain, unless the falling into the public domain is caused by the Receiving Party, or

          2.2 any information known by the Receiving Party at the time of disclosure by the Disclosing Party provided such information became known by the Receiving Party without violation of the rights of the Disclosing Party, or

          2.3 any information rightfully disclosed to the Receiving Party by another person not in violation of the rights of the Disclosing Party, or

          2.4 any information independently developed by the Receiving Party without any reliance on Confidential Information of the Disclosing Party, or

     3. Each Party, as a Receiving Party, shall protect the Confidential Information of the Disclosing Party using a degree of care that is reasonable, but such degree of care shall not be less than the degree of care used by the Receiving Party to prevent unauthorized use or disclosure of the Receiving Party's own information of comparable type and importance.

     4. Each Party, as a Receiving Party, shall maintain a written agreement with each Authorized Person in a form that enables the Receiving Party to fulfill the Receiving Party's obligations to the Disclosing Party under this Agreement.

     5. Prior to disclosure of Confidential Information from a Disclosing Party to any Authorized person, a Receiving Party shall notify the Authorized Person of the obligation to keep all Confidential Information disclosed by the Disclosing Party in confidence and of the obligation not to disclose such Confidential Information to any person other than an Authorized Person designated by the Receiving Party.

     6. This Agreement may be terminated at any time by either Party and termination shall occur thirty (30) days after one Party gives written notice of termination to the other Party. Unless earlier terminated, this Agreement shall terminate five (5) years after the Effective Date.
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     7.   Each Party's obligations as a Receiving Party under this Agreement to protect Confidential Information shall survive any termination of this Agreement for a period of five (5) years.

     8. Notwithstanding anything else in this Agreement, under this Agreement, neither Party grants to the other Party any license under, or any releases from any liabilities arising from, any copyright, patent or other intellectual property right.

     9. All documents, drawings, writings or other media (including all copies thereof) containing Confidential Information of a Disclosing Party shall be returned promptly by the Receiving Party to the Disclosing Party upon request therefor by the Disclosing Party, and before such return, confidential information of the Receiving Party, if any, shall be removed.

     10. This Agreement merges all prior discussions and is the entire understanding and agreement of the Parties relating to Confidential Information. Neither Party shall be bound by any additional or other representation, condition, or promise except as subsequently set forth in a writing signed by the Party to be bound.

     11. Each Party as a Receiving Party may disclose Confidential Information received from the Disclosing Party to the extent required by any judicial or governmental request, requirement or order, provided that the Receiving Party
(1) fully contests the requirement to make such disclosure, (2) promptly notifies the Disclosing Party of such request, requirement or order and the proceedings and circumstances related thereto, and (3) enables and assists the Disclosing Party in contesting the requirement to make such disclosure.

     12. Each Party shall comply with all applicable U.S. and foreign export control laws and regulations and shall not export or re-export any technical data or products except in compliance with the applicable export control laws and regulations of the U.S. and any foreign country.


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     13.  This Agreement shall be construed and the relationship of the Parties determined in accordance with the laws of the State of California.


Effective Date: ________, 19__

CORSAIR                                 Company:


___________________________             _______________________________
Name:                                   Name:

Title:                                  Title:

                                        Company Address:

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